EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of AnnTaylor Stores Corporation on Form S-8 of our report dated March 6, 1997, appearing in the Annual Report on Form 10-K of AnnTaylor Stores Corporation for the fiscal year ended February 1, 1997.



Deloitte & Touche LLP

New York, New York
August 4, 1997